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                                                       Exhibit 16





Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

November 29, 2000

Dear Sir or Madam:

We have read the paragraphs under Item 4 included in the Form
8-K dated November 29, 2000 of Exelon Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein in response to
Item 304(a) of Regulation S-K.

Very truly yours,



Arthur Andersen LLP


Copy to:     Ms. Ruth Ann Gillis
	     Chief Financial Officer Exelon